UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: November 13, 2014
Date of earliest event reported: November 12, 2014

INTL FCStone Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23554	59-2921318
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Id. No.)
708 Third Avenue, Suite 1500, New York, New York		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:  (212) 485-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
______________________________________________________________________________

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On November 12, 2014, INTL FCStone Inc. and a wholly-owned subsidiary ("INTL FCStone" or "the Company"), entered into a Purchase Agreement dated as of November 12, 2014 to acquire G.X. Clarke & Co. ("Clarke"). Clarke is an SEC-registered institutional dealer in fixed-income securities.
The consummation of the transaction is subject to conditions precedent, including regulatory approvals, as more fully described in the attached Purchase Agreement, and is expected to occur early in 2015.
Clarke currently has capital of approximately $50 million and subordinated loans of $8.25 million. Prior to closing, Clarke will distribute approximately $24 million of its capital and repay the subordinated loans. The purchase price payable by the Company will be equal to Clarke’s net tangible book value at closing of approximately $26 million plus a premium of $1.5 million, and up to a further $1.5 million over the next three years, subject to achievement of certain profitability thresholds.
Based on the unaudited results of the first three quarters of 2014 and estimates for the remainder of the year, Clarke is projected to earn net revenues of approximately $29 million and net income before tax of approximately $4.5 million in the year ending December 31, 2014, excluding the costs of the transaction.
The description in this report of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement. The full text of the Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
On November 12, 2014, the Company issued a press release regarding the acquisition of Clarke on certain terms and conditions. A copy of the press release is furnished with this report as Exhibit 99.1.
The information under this Item and Exhibit 99.1 is being furnished pursuant to General Instruction B.2 of Form 8-K, and neither the information in this Item nor Exhibit 99.1 shall be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits.
The following exhibits are filed herewith:

Exhibit No.	Description of Document
10.1
Purchase Agreement dated as of November 12, 2014, by and among INTL FCStone Inc. and INTL FCStone Hudson LLC as Buyers, G.X. Clarke & Co. and the Partners of G.X. Clarke & Co. as Sellers and the Sellers' Representatives.

99.1	Press release dated as of November 12, 2014.

PLEASE NOTE: Pursuant to the rules and regulations of the Securities and Exchange Commission, we have filed or incorporated by reference the agreement referenced above as an exhibit to this Current Report on Form 8-K. The agreement has been filed to provide investors with information regarding their respective terms. The agreement is not intended to provide any other factual information about the Company or Clarke or their business or operations.

In particular, the assertions embodied in any representations, warranties and covenants contained in the agreement may be subject to qualifications with respect to knowledge and materiality different from those applicable to investors and may be qualified by information in confidential disclosure schedules not included with the exhibit. Accordingly, investors should not rely on the representations, warranties and covenants in the agreement as characterizations of the actual state of facts about the Company or Clarke or their business or operations on the date hereof.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2014	INTL FCStone Inc. By: /s/ Brian T. Sephton________________________ Brian T. Sephton, its Chief Legal & Governance Officer

Exhibit Index

Exhibit No.	Description of Document
10.1
Purchase Agreement dated as of November 12, 2014, by and among INTL FCStone Inc. and INTL FCStone Hudson LLC as Buyers, G.X. Clarke & Co. and the Partners of G.X. Clarke & Co. as Sellers and the Sellers' Representatives.

99.1	Press release dated as of November 12, 2014.